FOR IMMEDIATE RELEASE
CONTACT:  Demetra M. Takes, President and CEO
PHONE: 215-513-2304

HARLEYSVILLE NATIONAL CORPORATION REPORTS
THIRD QUARTER EARNINGS OF $7.9 MILLION

HARLEYSVILLE, PA (October 18, 2006) - Harleysville National Corporation (NASDAQ: HNBC), today announced third quarter 2006 diluted and basic earnings per share of $.27 compared to $.34 and $.35, respectively, for the third quarter of 2005. Net income was $7.9 million for the third quarter of 2006 compared to $10.2 million during the third quarter of 2005.

For the nine months ended September 30, 2006, diluted and basic earnings per share were $.89 and $.90, respectively, as compared to $.98 and $1.00, respectively in the comparable period of 2005. Net income for the nine-month period ended September 30, 2006, was $26.1 million compared to $29.0 million during the nine months of 2005.

“The third quarter has been challenging with the continued net interest margin compression. However, we are encouraged by our success in wealth management revenue generation, as well as growth in total deposits. Year over year, wealth management income more than doubled during the quarter while total deposits increased nearly 12%,” said Demetra M. Takes, President and Chief Executive Officer.

The Corporation’s consolidated total assets were $3.4 billion at September 30, 2006, an increase of 7.8% or $242.9 million over $3.1 billion in total assets reported at September 30, 2005. This increase was primarily attributable to loan growth of $92.4 million and an increase in cash and investments of $124.7 million. The growth in loans took place mainly in the Bank’s real estate portfolio.

The year-to-date financial results for 2006 include the favorable impact on operations from the acquisition of the Cornerstone Companies effective January 1, 2006, and the $1.4 million gain on the sale of the Bank’s credit card portfolio during the second quarter of 2006.

The results also reflect the issuance of 1,382,000 shares of the Corporation’s common stock for a 5% stock dividend payable September 15, 2006. All share and per share information has been restated to reflect this stock dividend.

DETAILED REVIEW OF FINANCIAL RESULTS

Net interest income on a tax equivalent basis in the third quarter of 2006 decreased $1.2 million or 5.2% from the same period in 2005 and decreased $2.3 million or 3.2% from the nine-month period ending September 30, 2005. These decreases during 2006 were mainly attributable to higher deposit and borrowing costs offset in part by higher loan and investment rates. The net interest margin for the third quarter of 2006 was 2.89%, compared to 3.04% for the second quarter of 2006 and 3.23% for the third quarter of 2005. Due to market conditions, deposit and short-term borrowing rates have increased more quickly than loan rates resulting in a lower net interest margin. Average earning assets increased $170.0 million or 5.9% during the third quarter of 2006 versus the comparable period in 2005. Average loans grew by $114.5 million or 6.0% during the same period with average federal funds sold to correspondent banks increasing $53.1 million. Interest-bearing deposits increased $266.8 million primarily as a result of growth in time deposits.

Nonperforming assets (including nonaccrual loans, net assets in foreclosure and loans 90 days or more past due) were .39% of total assets at September 30, 2006, compared to .27% at December 31, 2005, and .26% at September 30, 2005. The increase in nonperforming assets at September 30, 2006, in relation to December 31, 2005, was mainly due to commercial mortgage loans for two borrowers totaling $2.2 million, which were placed on nonaccrual of interest during the first quarter of 2006, commercial mortgage loans for another borrower totaling $803,000, which were placed on nonaccrual of interest during the second quarter of 2006 and commercial mortgage loans for three borrowers totaling $916,000 which became delinquent over 90 days during the third quarter of 2006. The increase in relation to September 30, 2005, was attributed to the previously aforementioned loans as well as an additional $657,000 attributed to commercial loan borrowers placed on nonaccrual of interest during the fourth quarter of 2005. The increase in the provision for the three and nine-month periods ending September 30, 2006, compared to the same periods in 2005, of $250,000 and $950,000, respectively, was primarily a result of inherent risk related to loan growth and the increase in nonperforming loans.

Total deposits increased 11.9% or $278.7 million to $2.63 billion at September 30, 2006, up from $2.35 billion at September 30, 2005. This was primarily attributable to growth in time deposits and interest-bearing checking accounts. Core deposits (total deposits less time deposits) increased 7.2% or $116.2 million to $1.73 billion for the same periods.

Noninterest income of $8.3 million for the third quarter of 2006 reflects an increase of $556,000 or 7.2% from the comparable period in 2005. For the nine-month period ended September 30, 2006, noninterest income rose to $27.2 million, up $4.8 million or 21.5% from the same period in 2005. The acquisition of the Cornerstone Companies was the primary driver of increases in wealth management income of $2.1 million during the third quarter of 2006 and $6.0 million for the nine months ended September 30, 2006, over the comparable periods last year, partially offset by the sale of Cumberland Advisors, which was divested in the second quarter of 2005. In addition, noninterest income for 2006 included the pre-tax gain of $1.4 million on the sale of the Bank’s credit card portfolio of $15.3 million during the second quarter as well as increases in net revenue resulting from credit card operations. There were no gains on sales of investment securities during 2006 as compared to gains of $1.9 million during the third quarter of 2005 and $3.0 million for the nine-month period ended September 30, 2005. Noninterest income for 2005 included gains of $690,000 and $287,000 on the sales of Harleysville National Bank’s McAdoo branch and Cumberland Advisors, Inc., respectively during the second quarter.

Noninterest expense of $17.6 million for the third quarter of 2006 increased $2.2 million or 14.7% from $15.3 million in the third quarter of 2005, and increased $4.8 million or 10.0% for the nine months ended September 30, 2006, over the comparable period in 2005. Salaries and benefits expense increased $2.3 million during the third quarter of 2006 and $4.0 million during the first nine months of 2006 from the comparable periods in 2005, primarily related to the acquisition of the Cornerstone Companies, partially offset by the sale of Cumberland Advisors in the second quarter of 2005, increased staffing levels resulting from growth, non-recurring compensation and severance charges primarily related to the former Chief Executive Officer’s contract, and compensation expense of $97,000 for the quarter and $345,000 for the nine months resulting from recording the Corporation’s stock option expense in conformance with FAS 123(R), “Stock Based Compensation.” Occupancy expense increased $367,000 for the nine months ended September 30, 2006 over the same period in 2005 mostly due to the Cornerstone

Companies acquisition and a new branch opening. Other expense increased $969,000 for the first nine months of 2006 mainly as a result of the Cornerstone Companies acquisition including amortization of intangible assets of $336,000 partially offset by decreased marketing expenses during 2006.

Harleysville National Corporation, with assets of $3.4 billion, is the holding company for Harleysville National Bank (HNB). Investment Management and Trust Services are provided through Millennium Wealth Management, a division of HNB, with assets under management in excess of $2.2 billion. Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under Nasdaq National Market Issues. For more information, visit the Harleysville National Corporation website at www.hncbank.com

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Corporation’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

Harleysville National Corporation
Consolidated Selected Financial Data (1)
(Dollars in thousands, except per share data)
September 30, 2006
(unaudited)

For the period:		Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2006	2006	2006	2005	2005
Interest Income	$45,961	$44,223	$42,096	$41,008	$38,570
Interest Expense	25,347	22,947	20,625	19,148	16,826
Net Interest Income	20,614	21,276	21,471	21,860	21,744
Provision for Loan Losses	900	900	1,200	1,351	650
Net Interest Income after
Provision for Loan Losses	19,714	20,376	20,271	20,509	21,094

Service Charges	2,092	2,026	1,890	2,089	2,112
Gains on Sales of Investment Securities, Net	-	-	-	1,747	1,898
Gain on Sale of Credit Card Portfolio	-	1,444	-	-	-
Wealth Management Income	3,372	3,378	4,474	1,410	1,261
Bank-Owned Life Insurance Income	591	601	600	599	497
Other Income	2,231	2,571	1,969	1,720	1,962
Total Noninterest Income	8,286	10,020	8,933	7,565	7,730

Salaries, Wages and Employee Benefits	11,487	10,854	10,519	8,572	9,189
Occupancy	1,379	1,401	1,498	1,265	1,277
Furniture and Equipment	917	900	891	947	963
Other Expenses	3,777	4,620	4,217	3,986	3,884
Total Noninterest Expense	17,560	17,775	17,125	14,770	15,313

Income Before Income Taxes	10,440	12,621	12,079	13,304	13,511
Income Tax Expense	2,533	3,336	3,128	3,493	3,349
Net Income	$7,907	$9,285	$8,951	$9,811	$10,162

Per Common Share Data:
Weighted Average Common Shares - Basic	29,011,903	28,933,741	28,873,187	28,801,791	28,897,869
Weighted Average Common Shares - Diluted	29,384,310	29,351,584	29,379,870	29,332,350	29,479,228
Net Income Per Share - Basic	$0.27	$0.32	$0.31	$0.34	$0.35
Net Income Per Share - Diluted	$0.27	$0.32	$0.30	$0.34	$0.34
Cash Dividend Per Share	$0.19	$0.18	$0.18	$0.22	$0.17
Book Value	$9.89	$9.58	$9.67	$9.48	$9.56
Market Value	$20.10	$20.20	$21.66	$18.19	$20.90

For the period:	Nine Months Ended
	September 30,
	2006	2005
Interest Income	$132,280	$110,731
Interest Expense	68,919	45,470
Net Interest Income	63,361	65,261
Provision for Loan Losses	3,000	2,050
Net Interest Income after
Provision for Loan Losses	60,361	63,211

Service Charges	6,008	6,113
Gains on Sales of Investment Securities, Net	-	3,047
Gain on Sale of Credit Card Portfolio	1,444	-
Gain on Sale of Branch	-	690
Wealth Management Income	11,224	5,241
Bank-Owned Life Insurance Income	1,792	1,635
Income on Life Insurance	-	177
Other Income	6,771	5,522
Total Noninterest Income	27,239	22,425

Salaries, Wages and Employee Benefits	32,860	28,869
Occupancy	4,278	3,911
Furniture and Equipment	2,708	3,284
Other Expenses	12,614	11,645
Total Noninterest Expense	52,460	47,709

Income Before Income Taxes	35,140	37,927
Income Tax Expense	8,997	8,910
Net Income	$26,143	$29,017

	Nine Months Ended
	September 30,
Per Common Share Data:	2006	2005
Weighted Average Common Shares - Basic	28,940,119	28,921,613
Weighted Average Common Shares - Diluted	29,373,646	29,541,486
Net Income Per Share - Basic	$0.90	$1.00
Net Income Per Share - Diluted	$0.89	$0.98
Cash Dividend Per Share	$0.55	$0.50

	2006	2006	2006	2005	2005
Asset Quality Data:	3Q	2Q	1Q	4Q	3Q
Nonaccrual Loans	$10,806	$10,164	$9,430	$7,493	$6,388
90 + Days Past Due Loans	2,262	1,279	1,093	846	1,125
Nonperforming Loans	13,068	11,443	10,523	8,339	7,513
Net Assets in Foreclosure	87	64	78	29	469
Nonperforming Assets	$13,155	$11,507	$10,601	$8,368	$7,982
Loan Loss Reserve	$21,303	$20,617	$19,895	$19,865	$19,205
Loan Loss Reserve / Loans	1.05%	1.02%	0.99%	1.00%	0.99%
Loan Loss Reserve / Nonperforming Loans	163.0%	180.2%	189.1%	238.2%	255.6%
Nonperforming Assets / Total Assets	0.39%	0.36%	0.33%	0.27%	0.26%
Net Loan Charge-offs	$214	$178	$1,170	$691	$335
Net Loan Charge-offs (annualized)
/ Average Loans	0.04%	0.04%	0.24%	0.14%	0.07%

	2006	2006	2006	2005	2005
Selected Ratios (annualized):	3Q	2Q	1Q	4Q	3Q
Return on Average Assets	0.96%	1.16%	1.15%	1.25%	1.32%
Return on Average Shareholders' Equity	11.10%	13.44%	13.06%	14.25%	14.64%
Yield on Earning Assets (FTE)	6.20%	6.10%	5.97%	5.76%	5.56%
Cost of Interest Bearing Funds	3.88%	3.60%	3.34%	3.09%	2.79%
Net Interest Margin (FTE)	2.89%	3.04%	3.15%	3.16%	3.23%
Leverage Ratio	9.24%	9.31%	9.33%	9.69%	9.83%

	2006	2005
Selected Ratios (annualized):	Year-to-date	Year-to-date
Return on Average Assets	1.09%	1.29%
Return on Average Shareholders' Equity	12.52%	14.22%
Yield on Earning Assets (FTE)	6.09%	5.46%
Cost of Interest Bearing Funds	3.61%	2.58%
Net Interest Margin (FTE)	3.02%	3.31%

Balance Sheet (Period End):	2006	2006	2006	2005	2005
	3Q	2Q	1Q	4Q	3Q
Assets	$3,363,003	$3,217,018	$3,201,693	$3,117,359	$3,120,138
Earning Assets	3,136,487	2,991,628	2,979,595	2,924,156	2,920,126
Investment Securities	922,251	925,545	936,665	901,208	900,345
Loans	2,034,273	2,032,625	2,003,450	1,985,493	1,941,866
Other Earning Assets	179,963	33,458	39,480	37,455	77,915
Interest-Bearing Liabilities	2,707,217	2,541,713	2,534,165	2,441,185	2,464,440
Total Deposits	2,628,246	2,479,658	2,425,673	2,365,457	2,349,559
Noninterest-Bearing Deposits	326,851	356,043	345,118	363,440	335,614
Interest-Bearing Checking	571,444	419,312	382,199	387,374	399,482
Money Market	675,904	664,392	678,276	667,952	677,507
Savings	150,889	175,071	187,534	190,033	196,242
Time Deposits	903,158	864,840	832,546	756,658	740,714
Total Borrowed Funds	405,822	418,098	453,610	439,168	450,495
Federal Home Loan Bank	239,750	257,750	297,750	297,750	292,750
Other Borrowings	166,072	160,348	155,860	141,418	157,745
Shareholders' Equity	286,605	277,737	279,989	273,232	275,627

Balance Sheet (Average):	2006	2006	2006	2005	2005
	3Q	2Q	1Q	4Q	3Q
Assets	$3,253,616	$3,218,481	$3,164,007	$3,117,686	$3,054,895
Earning Assets	3,037,009	3,005,888	2,963,541	2,925,231	2,866,964
Investment Securities	917,103	929,002	936,867	897,032	903,924
Loans	2,027,028	2,006,723	1,988,778	1,961,722	1,912,551
Other Earning Assets	92,878	70,163	37,896	66,477	50,489
Interest-Bearing Liabilities	2,593,694	2,555,544	2,504,301	2,458,400	2,388,883
Total Deposits	2,518,958	2,459,453	2,353,353	2,353,430	2,260,962
Noninterest-Bearing Deposits	334,847	342,654	338,666	338,768	343,658
Interest-Bearing Checking	466,447	415,426	375,470	385,985	350,425
Money Market	676,035	661,444	666,722	680,365	675,550
Savings	163,136	180,968	187,245	192,961	206,161
Time Deposits	878,493	858,961	785,250	755,351	685,168
Total Borrowed Funds	409,583	438,745	489,614	443,738	471,579
Federal Home Loan Bank	241,685	285,904	297,750	294,435	277,967
Other Borrowings	167,898	152,841	191,864	149,303	193,612
Shareholders' Equity	282,678	277,064	277,892	273,135	275,450

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended September 30, 2006			Three Months Ended September 30, 2005
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$661,976	$7,538	4.52%	$642,405	$5,678	3.51%
Non-taxable investments (2)	255,127	3,892	6.05%	261,519	4,190	6.36%
Total investment securities	917,103	11,430	4.94%	903,924	9,868	4.33%
Federal funds sold and deposits in banks	92,878	1,227	5.24%	50,489	418	3.28%
Loans(2) (3)	2,027,028	34,823	6.82%	1,912,551	29,886	6.20%
Total earning assets	3,037,009	47,480	6.20%	2,866,964	40,172	5.56%
Noninterest-earning assets	216,607			187,931
Total assets	$3,253,616			$3,054,895

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,305,618	10,630	3.23%	$1,232,136	5,916	1.90%
Time	878,493	9,732	4.40%	685,168	6,163	3.57%
Total interest-bearing deposits	2,184,111	20,362	3.70%	1,917,304	12,079	2.50%
Borrowed funds	409,583	4,985	4.83%	471,579	4,747	3.99%
Total interest-bearing liabilities	2,593,694	25,347	3.88%	2,388,883	16,826	2.79%
Noninterest-bearing liabilities:
Demand deposits	334,847			343,658
Other liabilities	42,397			46,904
Total noninterest-bearing liabilities	377,244			390,562
Total liabilities	2,970,938			2,779,445
Shareholders' equity	282,678			275,450
Total liabilities and shareholders' equity	$3,253,616			$3,054,895

Net interest spread			2.32%			2.77%
Effect of noninterest-bearing sources			0.57%			0.46%
Net interest income/margin on earning assets		$22,133	2.89%		$23,346	3.23%
Less tax equivalent adjustment		1,519			1,602
Net interest income		$20,614			$21,744

	Nine Months Ended September 30, 2006			Nine Months Ended September 30, 2005
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$675,138	$22,412	4.44%	$641,102	$17,362	3.62%
Non-taxable investments (2)	252,447	11,573	6.13%	263,993	12,675	6.42%
Total investment securities	927,585	33,985	4.90%	905,095	30,037	4.44%
Federal funds sold and deposits in banks	67,181	2,507	4.99%	46,773	994	2.84%
Loans(2) (3)	2,007,650	100,333	6.68%	1,879,230	84,602	6.02%
Total earning assets	3,002,416	136,825	6.09%	2,831,098	115,633	5.46%
Noninterest-earning assets	209,946			181,633
Total assets	$3,212,362			$3,012,731

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,264,577	27,061	2.86%	$1,234,032	15,235	1.65%
Time	841,242	26,341	4.19%	659,241	17,130	3.47%
Total interest-bearing deposits	2,105,819	53,402	3.39%	1,893,273	32,365	2.29%
Borrowed funds	445,688	15,517	4.65%	460,933	13,105	3.80%
Total interest-bearing liabilities	2,551,507	68,919	3.61%	2,354,206	45,470	2.58%
Noninterest-bearing liabilities:
Demand deposits	338,709			335,015
Other liabilities	42,918			50,590
Total noninterest-bearing liabilities	381,627			385,605
Total liabilities	2,933,134			2,739,811
Shareholders' equity	279,228			272,920
Total liabilities and shareholders' equity	$3,212,362			$3,012,731

Net interest spread			2.48%			2.88%
Effect of noninterest-bearing sources			0.54%			0.43%
Net interest income/margin on earning assets		$67,906	3.02%		$70,163	3.31%
Less tax equivalent adjustment		4,545			4,902
Net interest income		$63,361			$65,261

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.